UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

Saul Centers, Inc.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522
(301) 986-6200

NOTICE OF THE CHANGE OF THE LOCATION OF
THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 24, 2020

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will now be held at 11:00 a.m. local time, on April 24, 2020, at the Company’s corporate headquarters located at 7501 Wisconsin Ave, Suite 1500E, Bethesda, Maryland. However, in light of the evolving public health crisis caused by the novel coronavirus (COVID-19), please read the enclosed letter to stockholders strongly encouraging you to access the annual meeting via teleconference in lieu of attending the annual meeting in person. The annual meeting of stockholders will be held for the following purposes:

1.	To elect four directors to serve until the annual meeting of stockholders in 2023, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.

3.	To have an advisory vote on executive compensation.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
As described in the proxy materials for the annual meeting previously distributed, common stockholders of record at the close of business on March 2, 2020, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE PREVIOUSLY DISTRIBUTED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE WAS PROVIDED. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the annual meeting. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. However, we strongly encourage you to consider your safety and the safety of others by not attending the annual meeting in person. It is important that your shares be voted.

By Order of the Board of Directors

Bettina T. Guevara
Senior Vice President, General Counsel and Secretary

April 8, 2020
Bethesda, Maryland

www.SaulCenters.com

SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814
(301) 986-6200

To Our Stockholders:

At the date of this mailing, the novel coronavirus (COVID-19) continues to spread around the world and throughout the United States, including Maryland. We are facing an unpredictable and volatile situation with respect to the progress of this deadly virus, which has been classified as a global pandemic. Federal, state and local governments, including the State of Maryland where our Annual Meeting (as defined below) will be held, have made efforts to slow the virus’s spread by restricting and, in some instances, prohibiting group gatherings or residents leaving their homes, except as needed to engage in essential activities and to conduct essential business. We fully support these steps, as the health and safety of our stockholders, employees and community are of paramount concern.

As set forth in our Notice of the Change of the Location of the Annual Meeting, our annual meeting of stockholders (the “Annual Meeting”) will be held at 11:00 a.m. local time, on April 24, 2020, at our corporate headquarters located at 7501 Wisconsin Ave, Suite 1500E, Bethesda, Maryland. To minimize the risk to stockholders, employees and the community, (i) we have made arrangements for the Annual Meeting to be available via teleconference; and (ii) we are strongly encouraging all stockholders to access the meeting via the live teleconference, rather than attend the meeting in person. Instructions for accessing the teleconference are provided below.

Please note that stockholders will not be able to vote or revoke a proxy through the teleconference, nor participate actively. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included with the previously distributed proxy materials, or through your broker, bank or other nominee’s voting instruction form. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted; however, as stated above, we strongly encourage you to access the Annual Meeting via the live teleconference.

Should you choose to attend the Annual Meeting in person, please note that, as of the date of this letter, pursuant to order of the Governor of the State of Maryland, gatherings of more than 10 persons are prohibited. Therefore only 10 persons total shall be permitted to attend the Annual Meeting, which number shall include members of management in attendance. Once we have reached capacity, no additional persons shall be permitted to enter the Annual Meeting. Again, we strongly encourage you to access the Annual Meeting via the live teleconference.

We appreciate your continued support, and we hope that you and yours will stay safe and healthy. We are closely monitoring developments with the COVID-19 pandemic, and we urge all stakeholders, including our stockholders, to follow recommendations provided by the World Health Organization, the U.S. Centers for Disease Control and your federal, state and local government officials.

Stockholders may access the Annual Meeting via teleconference as follows:

PARTICIPANT DIAL IN (TOLL FREE):        1-877-879-1183
PARTICIPANT INTERNATIONAL DIAL IN:    1-412-902-6703
Participant Access Code:                 5805698

To access the Annual Meeting via teleconference, please dial-in at least 10-15 minutes prior to the scheduled time of the Annual Meeting.

If you have further questions regarding proxy voting or how to access the Annual Meeting via teleconference, please don’t hesitate to contact Investor Relations at deedee.russo@saulcenters.com.

Sincerely,
B. Francis Saul II

www.SaulCenters.com